Exhibit 10.3

SECURITIES SUBSCRIPTION AGREEMENT

THIS SECURITIES SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of January 14, 2025, is made by and among Ascend Global Investment Fund SPC, a segregated portfolio company incorporated under the laws of the Cayman Islands, for and on behalf of Strategic SP (“Ascend”), Meridian Investments Corporation, a Cayman Islands corporation, BEP Special Situations IV LLC, a Delaware limited liability company (“BEP,” and together with Ascend, the “Subscribers”) and 5E Advanced Materials, Inc., a company incorporated under the laws of the State of Delaware (the “Company”).

WHEREAS, this Agreement is being entered into in connection with the Restructuring Support Agreement, dated January 14, 2025 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Restructuring Support Agreement”) among the Company Parties (as defined in the Restructuring Support Agreement) and the Consenting Parties (as defined in the Restructuring Support Agreement) and the transactions contemplated by the Out-of-Court Restructuring (as defined in the Restructuring Support Agreement) (“Transactions”);

WHEREAS, the Subscribers are entering into the Amended and Restated Note Purchase Agreement (as defined in the Restructuring Support Agreement) in connection with the Restructuring Support Agreement, pursuant to which the Subscribers will purchase the Notes (as defined herein) in the amounts and on the terms and conditions set forth therein;

WHEREAS, the Subscribers shall, severally and not jointly, subscribe for and purchase the Subscription Securities (as defined herein) for the Purchase Price, and the Company shall issue and sell the Subscription Securities to the Subscribers in consideration of the payment of the applicable Purchase Price therefor by or on behalf of the Subscribers to the Company, all on the terms and conditions set forth herein;

WHEREAS, the issue and sale of the Subscription Securities hereunder shall be made in reliance upon Section 4(a)(2) under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder; and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Definitions. Capitalized terms in this Agreement shall have the meanings given below:

“Affiliates” shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to each Subscriber, any investment fund or managed account that is managed and/or advised on a discretionary basis by the same investment manager or beneficial owner as each Subscriber will be deemed to be an Affiliate of such Subscriber. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Anti-Corruption Laws” are any laws, rules, or regulations relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act and UK Bribery Act.

“Anti-Terrorism Laws” are any laws, rules, regulations or orders relating to terrorism, sanctions or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, the laws, regulations, and orders administered by OFAC and the U.S. State Department, and similar applicable laws, regulations and directives imposed or enforced by the United Nations Security Council, European Union, United Kingdom and Australia.

“Ascend Notes” means the convertible notes of the Company issued on January 14, 2025 and maturing August 15, 2028, issued in connection with the Amended and Restated Note Purchase Agreement.

“Ascend Purchase Price” shall mean $2,500,000 less the aggregate purchase price (if any) actually paid at or prior to the Closing by any Affiliates of Ascend pursuant to Section 2 of this Agreement.

“Ascend Subscription Shares” shall mean the number of shares of common stock of the Company (the “Common Stock”) equal to the Ascend Purchase Price divided by the Per Share Purchase Price, rounded to the nearest whole number.

“Ascend Subscription Warrants” shall mean warrants to purchase the number of shares of Common Stock equal to $10 million divided by the Per Share Purchase Price, rounded to the nearest whole number, which warrants shall have a term of exercise equal to one year from the initial exercise date, in a private placement, and will be represented by a common stock purchase warrant in the form attached to the Restructuring Support Agreement.

“Ascend Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Ascend Subscription Warrants.

“BEP Notes” means the convertible notes of the Company issued on January 14, 2025 and maturing August 15, 2028, issued in connection with the Amended and Restated Note Purchase Agreement.

“BEP Purchase Price” shall mean $2,500,000 less the aggregate purchase price (if any) actually paid at or prior to the Closing by any Affiliates of BEP pursuant to Section 2 of this Agreement.

“BEP Subscription Shares” shall mean the number of shares of Common Stock equal to the BEP Purchase Price divided by the Per Share Purchase Price, rounded to the nearest whole number.

“BEP Subscription Warrants” shall mean warrants to purchase the number of shares of Common Stock equal to $10 million divided by the Per Share Purchase Price, rounded to the nearest whole number, which warrants shall have a term of exercise equal to one year from the initial exercise date, in a private placement, and will be represented by a common stock purchase warrant in the form attached to the Restructuring Support Agreement.

“BEP Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the BEP Subscription Warrants.

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise the subject of Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named on any OFAC List or other similar list.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Closing Date” the date on which Closing occurs.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated January 14, 2025, by and among the Company and the Subscribers.

“Fort Cady Borate Project” means the Company’s mining project in San Bernardino County, California, as described in the Company SEC Documents.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the

European Union or the European Central Bank), any securities exchange and any self-regulatory organization.

“Intellectual Property” means all the right, title and interest of the Company or any of its Subsidiaries in and to the following: (a) its Copyrights, Trademarks and Patents; (b) any and all trade secrets, trade secret rights and corresponding rights in confidential information and other non-public or proprietary information (whether or not patentable), including, without limitation, any rights to unpatented inventions, know-how, operating manuals; ideas, formulas, compositions, inventor’s notes, discoveries and improvements, manufacturing and production processes and techniques, testing information, research and development information, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information; (c) any and all Technology, including Software; (d) any and all design rights which may be available to the Company or any of its Subsidiaries; (e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and (f) any and all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Knowledge” means to the “best of” the Company’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the United States Bankruptcy Court).

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Material Adverse Effect” shall mean, with respect to any event, occurrence or condition, (a) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated by this Agreement, (b) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (other than as arising from, or relating to, the failure by the Subscribers or their respective Affiliates to perform their obligations under this Agreement); provided, however, that the determination of whether, there has been or will be a Material Adverse Effect shall not include any event, circumstance, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) any change, or proposed change in, or change in the interpretation of, any Law or accounting rules, including GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which the Company operates; (iii) general economic, financial, credit, or political conditions, including changes in the credit, debt, securities, financial markets in general; (iv) any geopolitical conditions, outbreak of hostilities, civil unrest or similar disorder, acts of war (whether or not declared), sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, any other natural or man-made disaster or acts of God, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (v) general changes in the price of the Company’s Common Stock or other securities; (vi) any actions required or permitted by the Amended and Restated Note Purchase Agreement, the Restructuring Support Agreement and transactions contemplated thereby, or any action taken, any failure to take action or such other changes or events, in each case, which the Company has consented to in writing, and any effect resulting therefrom; (vii) delay or failure in obtaining, or revocation of, franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority (including without limitation any delay or failure with respect to any authorization or modification to any permit with the US Environmental Protection Agency); (viii) any failure by the Company to meet any internal or published projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position; (ix) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Restructuring Support Agreement and the transactions contemplated thereby; or (x) any matters, facts, or disclosures set forth in the Company SEC Documents.

“Material Agreement” is any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act or the Exchange Act, as may be amended; provided, however, that “Material Agreements” shall exclude all real estate leases and all employee or director compensation agreements, arrangements or plans, or any amendments thereto.

“Notes” shall mean the Ascend Notes and BEP Notes, collectively.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, continuations-in-part, renewals, reissues, re-examination certificates, utility models, extensions and continuations-in-part of the same.

“Per Share Purchase Price” shall mean the lower of (i) $0.2920 per Subscription Share or (ii) the VWAP (as defined below) in respect of the five consecutive trading days ending upon the close of trading of the primary trading session on the Nasdaq Stock Market LLC or other nationally-recognized exchange on the date immediately following the date of exchange of all of the convertible notes issued pursuant to the Amended and Restated Note Purchase Agreement for newly issued shares of Common Stock in accordance with the Exchange Agreement.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Principal Market” shall mean the Nasdaq Stock Market (including the Capital Market, Global Market and/or the Global Select Market).

“Purchase Price” shall mean the Ascend Purchase Price and BEP Purchase Price, collectively.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Requirement of Law” shall mean as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean any of the President, Chief Executive Officer, Treasurer or Chief Financial Officer of the Company acting alone.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source or object code; (b) databases and compilations in any form, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, development tools, library functions, compilers, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and (d) all related documentation, user manuals, training materials, developer notes, comments and annotations related to any of the foregoing.

“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets exceeds the fair value of such Person’s liabilities, (b) the fair salable value of such Person’s consolidated property exceeds the fair value of such Person’s liabilities, (c) such Person is not left with unreasonably small capital giving effect to the transactions contemplated by this Agreement and the Transactions, and (d) such Person is able to pay its debts (including trade debts) as they become due (whether at maturity or otherwise) (without taking into account any forbearance and extensions related thereto).

“Subscription Securities” shall mean the Subscription Shares and Subscription Warrants, collectively.

“Subscription Shares” shall mean the Ascend Subscription Shares and the BEP Subscription Shares, collectively.

“Subscription Warrants” shall mean the Ascend Subscription Warrants and the BEP Subscription Warrants, collectively.

“Subsidiary” is, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Taxes” means all present or future taxes, VAT, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

“Trademarks” means any trademarks, service mark rights, trade names and other identifiers indicating the business or source of goods or services, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Company and each of its Subsidiaries connected with and symbolized by such trademarks.

“VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere, including, for the avoidance of doubt, the goods and services tax under the Australian A New Tax System (Goods and Services Tax) Act 1999.

“VWAP” means, for any period of determination, as reported by Bloomberg Financial Markets (or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation mutually and reasonably agreed upon by the parties in writing) the volume weighted average trading price per share of Common Stock at which the shares of Common Stock have traded as set forth on the on the Nasdaq Stock Market LLC or other nationally-recognized exchange for the period (calculated by dividing the aggregate trading price of all shares of Common Stock sold during the period by the aggregate number of shares of Common Stock sold during the period) expressed in U.S. Dollars.

“Warrant” means a common stock purchase warrant in the form attached to this Agreement as Exhibit A.

“Warrant Shares” means the Ascend Warrant Shares and the BEP Warrant Shares, collectively.

2.
Subscription. Upon the terms, and subject to the conditions, of this Agreement, the Company shall issue and sell to the Subscribers, and the Subscribers shall, severally and not jointly, purchase the Subscription Securities from the Company, for the Purchase Price, as applicable. If a Subscriber allocates all or a portion of its respective commitment to subscribe for its portion of the Subscription Securities to any of its Affiliates pursuant to any subscription agreement entered into between the Company and such Affiliate prior to the Closing: (i) the number of Subscription Securities to be subscribed for by such Subscriber hereunder shall be reduced by such number of Subscription Securities subscribed for by such Affiliates of such Subscriber, as applicable; and (ii) the Purchase Price hereunder shall be reduced by the cash purchase price paid to the Company by such Affiliates of such Subscriber under such subscription agreement(s) at or prior to the Closing, as applicable.
3.
Closing; Delivery of Shares. The closing of the sale and purchase of the Subscription Securities (the “Closing”) is contingent upon the consummation of the Transactions. The Closing shall occur on the Business Day after the determination of the Per Share Purchase Price.
(a)
No later than 5:00 p.m. (Eastern time) on the Closing Date, each Subscriber shall pay to the Company the applicable Purchase Price in cash in immediately available funds to the bank account notified by the Company to each Subscriber in writing at least three Business Days prior to the Closing Date and transmit notification to the Company that such irrevocable funds transfer has been initiated. Substantially concurrently with the Closing, the Company (i) shall, or shall cause its transfer agent to, electronically deliver the Subscription Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in the name of each Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by each Subscriber, as applicable, or by such other means of delivery as may be mutually agreed upon by the parties hereto, and (ii) shall deliver a Warrant to the Subscriber. The Company shall deliver evidence from the Company’s transfer agent of the issuance to each Subscriber of the Subscription Shares (in book entry form) on and as of the Closing Date, as promptly as practicable after the Closing Date (and in any case, no later than the Business Day after the Closing Date).
(b)
Each of the Company and the Subscribers shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated by this Agreement.
4.
Conditions to Closing of the Company. The Company’s obligations to sell and issue the Subscription Securities at the Closing are subject to the fulfilment or (to the extent permitted by any Requirement of Law) written waiver by the Company and the Subscribers, on or prior to the Closing Date, of each of the following conditions:

(a)
Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.
(b)
Transactions Closing. The Transactions shall have closed.
5.
Conditions to Closing of the Subscribers. Each Subscriber’s obligation to subscribe for and purchase the Subscription Securities at the Closing are subject to the fulfilment or (to the extent permitted by any Requirement of Law) written waiver by each Subscriber, on or prior to the Closing Date, of each of the following conditions:
(a)
Investor Rights and Registration Rights Agreement. The Company shall have executed and delivered counterpart signature pages to the Amended and Restated Investor Rights and Registration Rights Agreement in substantially the form set forth in the Restructuring Support Agreement.
(b)
Listing of Common Stock. The shares of Common Stock to be sold by the Company pursuant to this Agreement, including the Warrant Shares, shall have been approved for listing on the Principal Market, subject to official notice of issuance. There shall be no suspension of the qualification of the Common Stock for offering or sale or trading on the Principal Market and no initiation of any proceedings for any of such purposes or delisting, shall have occurred.
(c)
Accuracy of Fundamental Representations/Warranties. The representations and warranties in Sections 6(a), 6(b)(i) and 6(d) shall be true, accurate and complete in all respects on the Closing Date. The representations and warranties in Sections 6(b)(ii) and 6(b)(iii) shall be true, accurate and complete in all respects on the Closing Date except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)
Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.
(e)
Transactions Closing. The Transactions shall have closed.
6.
Company Representations and Warranties. The Company represents and warrants to each Subscriber, as of the date hereof and as of the Closing Date, that:
(a)
Due Organization. The Company and each of its Subsidiaries is duly existing and in good standing in its jurisdictions of organization or formation. The Company and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)
Authorization; Power and Authority. The execution, delivery and performance by the Company of this Agreement has been duly authorized, and does not (i) conflict with the organizational documents of the Company or its Subsidiaries, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which the Company and its Subsidiaries, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any Governmental Authority (except such governmental approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default or material breach under any Material Agreement to which the Company or any of its Subsidiaries, or any of their respective properties, is bound.
(c)
No Default. Neither the Company nor any of its Subsidiaries is in default or material breach under any Material Agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Effect.
(d)
Authorization. The Subscription Securities under this Agreement will be, when issued and delivered against payment therefor as provided herein, duly and validly authorized and issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights. As of the Closing Date, the Warrant Shares will have been duly reserved for issuance in an amount of duly authorized shares of Common Stock that is equal to the number of Warrant Shares issuable upon the initial exercise of the Warrants. The Company shall keep such number of shares of Common Stock as necessary to satisfy the exercise of the Warrants at all times reserved for issuance until the earlier of the exercise of the Warrants in full or the expiration of the Warrants in accordance with their respective terms. The Warrant Shares issued upon the exercise of any Warrant will be validly issued, fully paid and non-assessable. On the Closing Date, the Warrants will be duly authorized, and when executed and delivered by the Company, will constitute the valid and binding agreement of the Company and will be enforceable against the Company in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
(e)
Subsidiaries’ Equity Interests. All of the issued ownership interests of each of the Subsidiaries of the Company are duly authorized and validly issued, fully paid, nonassessable, and directly owned by the Company or its applicable Subsidiary and are free and clear of all Liens (other than Permitted Liens (as defined in the Amended and Restated Note Purchase Agreement)) and not subject to any preemptive rights, rights of first refusal, option, warrant, call, subscription, and similar rights, other than as required by law.
(f)
No Australia Operations. Each of the Company and its Subsidiaries are not an Australian land corporation and does not carry on a national security business, as defined in the Foreign Acquisitions and Takeovers Act 1975 (Cth) and Foreign Acquisition and Takeovers Regulation 2015 (Cth), and does not hold any mining tenements (including exploration tenements) or mining project in Australia.

(g)
Litigation. Except as otherwise set forth in the Company SEC Documents, there are no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against the Company or any of its Subsidiaries involving more than $1,000,000.
(h)
No Broker’s Fees. None of the Company nor any of its Subsidiaries are party to any contract, agreement or understanding with any Person that would give rise to a valid claim against them or the Subscribers for a brokerage commission, finder’s fee or like payment in connection with this Agreement and the transactions contemplated by this Agreement (other than as disclosed in this Agreement).
(i)
Financial Statements; No Material Adverse Effect. All consolidated financial statements for the Company and its consolidated Subsidiaries, filed by it with the SEC fairly present, in conformity with GAAP, and in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries, and the consolidated results of operations of the Company and its consolidated Subsidiaries as of and for the dates presented. Except as otherwise set forth in the Company SEC Documents, since June 30, 2024, there has not been any Material Adverse Effect.
(j)
No General Solicitation. Neither the Company nor any of its Subsidiaries or any of their affiliates (as defined in Rule 501(b) of Regulation D) or any person or entity acting on its or their behalf has, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Subscription Securities in a manner that would require registration of the Subscription Securities under the Securities Act.
(k)
Accredited Investors. Neither the Company nor any of its Subsidiaries has offered or sold any of the Subscription Securities to any person or entity whom it does not reasonably believe is an “accredited investor” (as defined in Rule 501(a) of Regulation D).
(l)
Solvency. The Company and each of its Subsidiaries, when taken as a whole, upon consummation of the transactions contemplated by this Agreement will be Solvent.
(m)
No Registration Required. Assuming the accuracy of the representations and warranties of each Subscriber contained in Section 7(b), the issuance and sale of the Subscription Securities pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized representative or other agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
(n)
SEC Reports. Except for the Company’s Form 10-K/A filed with the Commission on October 31, 2022, all forms, registration statements, reports, schedules and statements filed or required to be filed by the Company under the Exchange Act or the Securities Act (all such documents, including the exhibits thereto, collectively the “Company SEC Documents”) have been filed with the SEC on a timely basis. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and/or the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iv) with respect to the Company Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Regulation S-X), and (v) with respect to the Company Financial Statements, fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
(o)
Internal Controls. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(p)
Disclosure Controls and Procedures. The Company has established and maintains, and at all times since March 15, 2022, except as disclosed in the Company SEC Documents as of the date hereof, has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) that are (i) designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure and (ii) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the Company management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (C) access to assets is permitted only in accordance with the Company management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. Since March 15, 2022, except as disclosed in the Company SEC Documents as of the date hereof, there has not been any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.
(q)
Regulatory Compliance. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). The Company and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither the Company nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither the Company nor any of its Subsidiaries has violated any laws, order, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Effect. Neither the Company’s nor any of its Subsidiaries’ properties or assets has been used by the Company or such Subsidiary or, to the Company’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with material applicable laws. The Company and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of the Company, any of its Subsidiaries, or any of the Company’s or its Subsidiaries’ Affiliates or any of their respective directors, officers, employees, or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law or Anti-Corruption Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti-Corruption Law, or (iii) is a Blocked Person. None of the Company, any of its Subsidiaries, or to the Knowledge of the Company and any of their Affiliates, any of their respective directors, officers, employees, or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. The Company, its Subsidiaries and Affiliates, and to the Knowledge of the Company each of their respective directors, officers, employees, or agents are and have been in compliance with all applicable Anti-Terrorism Laws and Anti-Corruption Laws.

(r)
Investments. Neither the Company nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments (as defined in the Amended and Restated Note Purchase Agreement).
(s)
Tax Returns and Payments. The Company and each of its Subsidiaries have timely filed all required material tax returns and reports (or extensions thereof), and the Company and each of its Subsidiaries, have timely paid all material foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by the Company and such Subsidiaries in an amount greater than $200,000, in all jurisdictions in which the Company or any such Subsidiary is subject to Taxes, including the United States and Australia, unless such Taxes are being contested in accordance with the next sentence. The Company and each of its Subsidiaries, may defer payment of any contested Taxes, provided that the Company or such Subsidiary (i) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted; (ii) maintains adequate reserves or other appropriate provisions on its books in accordance with GAAP. Neither the Company nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of the Company’s or such Subsidiary’s, prior Tax years which could result in additional Taxes in an amount greater than $200,000 becoming due and payable by the Company or its Subsidiaries.
(t)
Pension Contributions. The Company and each of its Subsidiaries have paid all material amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither the Company nor any of its Subsidiaries has, withdrawn from participation in, has permitted partial or complete termination of, or has permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of the Company or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
(u)
Full Disclosure. No written representation, warranty or other statement of the Company or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to the Subscribers, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to the Subscribers, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by the Company in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
(v)
Title Ownership. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interest in, all of its real and personal property material to the operation of its business (including for the avoidance of doubt, all surface properties and associated mineral rights for the Fort Cady Borate Project), free and clear of Liens prohibited by this Agreement. All Inventory and Equipment is in all material respects of good and marketable quality, free from material defects.

(w)
Intellectual Property. The Company and its Subsidiaries are the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens (as defined in the Amended and Restated Note Purchase Agreement) and non-exclusive licenses for off-the-shelf software that are commercially available to the public. Each employee and contractor of the Company and its Subsidiaries involved in development or creation of any material Intellectual Property has assigned any and all inventions and ideas of such Person in and to such Intellectual Property to the Company or such Subsidiary, except where failure to do so could not reasonably be expected to have a Material Adverse Effect, in each case individually or in the aggregate. No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by the Company or any of its Subsidiaries or exist to which the Company or any of its Subsidiaries is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.
(x)
Enforceability. This Agreement has been duly authorized by the Company and, upon the consummation of the transactions contemplated by this Agreement, shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of this Agreement, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(y)
Environmental Matters. The Company and its Subsidiaries are and have been in compliance with all laws (including common law), statutes, rules, regulations, ordinances, judgements, orders, or decrees relating to public or worker health and safety (to the extent relating to exposure to any toxic or hazardous substances, materials, or wastes), pollution or protection of the environment or natural resources (“Environmental Laws”) and all permits, licenses, certificates, authorizations, and other approvals required under Environmental Laws, unless the failure to do so has not resulted or would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received any written notice of any violation of, or liability under, any Environmental Law, the subject of which is unresolved, and there are no pending, or to the Company’s knowledge, threatened actions suits, investigations, or proceedings relating to a violation of, or liability under, Environmental Laws that has resulted or, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect. There has been no release, treatment, storage, disposal of, exposure of any Person to, or ownership or operation of any contaminated by, any toxic or hazardous materials, substances, or wastes, in each case as has given or would give rise to liability of the Company or its Subsidiaries under Environmental Law, in each case that has resulted or would, individually or in the aggregate, result in a Material Adverse Effect.
(z)
No Suspension of Trading in or Delisting of Common Stock. The Common Stock is quoted for trading on the Principal Market. Except as disclosed in any Company SEC Document, the Company is not aware of any circumstances affecting the continued quotation of the Common Stock on the Principal Market and, has not received any written notice threatening the continued quotation of the Common Stock on the Principal Market.

7.
Subscriber Representations and Warranties. Each Subscriber, severally and not jointly, represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:
(a)
Status. It is an entity duly organized, validly existing and in good standing under the laws of its state of formation or incorporation, as applicable, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement and thereby have been duly authorized and require no other proceedings on its part. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Subscriber or its shareholders. This Agreement has been duly executed and delivered by the Subscriber and, assuming the execution and delivery hereof and acceptance thereof by other parties, will constitute the legal, valid and binding obligations of the Subscriber, enforceable against it in accordance with its terms.
(b)
Nature of Investor.
(i)
The Subscriber is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D. The Subscriber is subscribing for the Subscription Securities and any Warrant Shares, as applicable, for its own account and not with a view to any resale or distribution thereof. The Subscriber agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Subscription Securities and any Warrant Shares, as applicable.
(ii)
The Subscriber (A) is a sophisticated investor with the knowledge and experience in business and financial matters to enable such Subscriber to independently evaluate the merits and risks, both in general and with regard to all transactions and investment strategies involving a security or securities and (B) has exercised independent judgment in evaluating its participation in the purchase of the Subscription Securities and any Warrant Shares, as applicable. Further, the Subscriber is able to bear the economic risk and lack of liquidity of an investment in the Company and the risk of loss of its entire investment in the Company.
(iii)
The Subscriber or its representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Subscription Securities, as applicable, that have been requested by such Subscriber. The Subscriber or its representatives has been afforded the opportunity to ask questions of the Company or its representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by the Subscriber or its representatives shall modify, amend or affect such Subscriber’s right (A) to rely on the Company’s representations and warranties contained in Section 6 above or (B) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. The Subscriber understands and acknowledges that its purchase of the Subscription Securities and any Warrant Shares, as applicable, involves a high degree of risk and uncertainty. The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Subscription Securities and any Warrant Shares, as applicable. The Subscriber acknowledges that this Agreement and the Warrant is the result of arm’s-length negotiations between the Company and such Subscriber.
(c)
No Public Offering. The Subscriber understands that the Subscription Securities and any Warrant Shares, as applicable, are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of such Subscription Securities and any Warrant Shares have not been registered under the Securities Act. The Subscriber understands that the Subscription Securities and any Warrant Shares, as applicable, may not be resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing such Subscription Securities and any Warrant Shares shall contain a legend to such effect. The Subscriber understands and agrees that the Subscription Securities and any Warrant Shares, as applicable, will be subject to the foregoing transfer restrictions and, as a result, such Subscriber may not be able to readily resell its Subscription Securities and any Warrant Shares and may be required to bear the financial risk of an investment in such Subscription Securities and any Warrant Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of its Subscription Securities or Warrant Shares.
(d)
Reliance Upon such Purchaser’s Representations and Warranties. The Subscriber understands and acknowledges that the Subscription Securities and any Warrant Shares, as applicable, are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in (i) concluding that the issuance and sale of the Subscription Securities and any Warrant Shares, as applicable, is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Subscriber to purchase the Subscription Securities and any Warrant Shares, as applicable.
(e)
Sanctions. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Subscriber is permitted to do so under applicable law. The Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. The Subscriber further represents and warrants that, to the extent required by applicable law, such Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by such Subscriber and used to purchase the Subscription Securities, as applicable, were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.
8.
Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Restructuring Support Agreement is validly terminated in accordance with its terms, or (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, provided that nothing herein shall be deemed to release any party from any liability for any breach under this Agreement. For the avoidance of doubt, if any valid termination of this Agreement occurs or if the Company fails to perform its obligations in Section 3(a), in each case, after the payment by a Subscriber of the Purchase Price for the Subscription Securities, as applicable, the Company shall promptly (but not later than one Business Day thereafter) return such Purchase Price to such Subscriber without any deduction for or on account of any tax, withholding, charges or set-off.
9.
Transferability. Except as expressly provided in this Agreement, the rights and obligations of the Subscribers under this Agreement shall not be transferable or assignable by any Subscriber to any Person that is not a Subscriber without the written consent of the Company. The rights and obligations of the Company under this Agreement shall not be transferable or assignable by the Company to any other Person.
10.
Further Assurance. Subject to the other terms of this Agreement, the parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, in order to consummate the transactions contemplated by this Agreement, as applicable.
11.
Complete Agreement. Except as otherwise explicitly provided herein and without limiting the Restructuring Support Agreement and the transactions contemplated thereby, this Agreement and the Warrant constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto.
12.
GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. The parties agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.
13.
TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
14.
Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com), each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.
15.
Rules of Construction. This Agreement is the product of negotiations among the parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any party by reason of that party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. Each party was represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. Furthermore, this Agreement supersedes all prior understandings, whether written or oral, among the parties hereto with respect to the Transactions and sets forth the entire understanding of the parties hereto with respect thereto; provided, however, that this Agreement shall not supersede any other documents or agreements relating to the transactions contemplated by the Restructuring Support Agreement. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.
16.
Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and the rights or obligations of any party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.
17.
Notices. All notices, consents, waivers and other communications hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice). Any notice given by delivery, mail, or courier shall be effective when received.

If to the Company, to:

5E Advanced Materials, Inc.

9329 Mariposa Road, Suite 210

Hesperia, California 92344

Attention: Paul Weibel

E-mail: pweibel@5eadvancedmaterials.com

With a copy (which shall not constitute notice or delivery of process) to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Attention: Drew Capurro

E-mail: drew.capurro@lw.com

If to Ascend:

Ascend Global Investment Fund SPC for and on behalf of Strategic SP

1 Kim Seng Promenade

#10-01 East Tower

Great World City

Singapore 237994

Attention: Mulyadi Tjandra and Michelle Tanuwidjaja

E-mail: muljadi.tjandra@ascendcapitals.com, michelle.tanuwidjaja@ascendcapitals.com

With a copy (which shall not constitute notice or delivery of process) to:

Mehigan LLP

30 Cecil Street

#24-01 Prudential Tower

Singapore 047912

Attention: bmehigan@mehiganllp.com / dko@mehiganllp.com and

If to BEP:

BEP Special Situations IV LLC

300 Crescent Court, Suite 1860

Dallas, Texas 75201

Attention: Jonathan Siegler

E-mail: jasiegler@bluescapegroup.com

With a copy (which shall not constitute notice or delivery of process) to:

Kirkland & Ellis LLP

601 Lexington Avenue
New York, New York 10022
Attn: Brian E. Schartz, P.C., Allyson B. Smith
Email: brian.schartz@kirkland.com

allyson.smith@kirkland.com

and

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attn: Julian J. Seiguer, P.C., Jhett R. Nelson, P.C., Billy Vranish, Shan A. Khan

Email: julian.seiguer@kirkland.com

jhett.nelson@kirkland.com

billy.vranish@kirkland.com

shan.khan@kirkland.com

18.
Fees and Expenses. The Company shall, and shall procure that the Company Parties shall, pay and reimburse all reasonable and documented fees and expenses when due incident to the performance of its obligations hereunder, including, but not limited to (i) the issuance and delivery of the Subscription Securities and any Warrant Shares, (ii) all fees and disbursements of the Company’s counsel, (iii) all fees and disbursements of each Subscriber’s counsel, (iv) any opinions from the Company’s counsel required to effect the resale of the Subscription Securities and any Warrant Shares by each Subscriber under applicable securities laws and (v) the fees and expenses incurred in connection with the listing or qualification of the Subscription Securities and any Warrant Shares for trading on the Principal Market.
19.
Amendments and Waivers. This Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.
20.
Specific Performance. It is understood and agreed by the parties that money damages would be an insufficient remedy for any breach of this Agreement by any party, and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach. Each party hereby agrees that its right to specific performance as set forth in Section 20 of this Agreement shall be its sole and exclusive remedy with respect to any breach by any other party of this Agreement and that it may not seek or accept any other form of relief that may be available for any such breach of this Agreement (including monetary, punitive, indirect, special, consequential and/or any other damages or remedies).
21.
Indemnification. The Company shall defend, protect, indemnify and hold harmless each of the Subscribers and their respective directors, officers, employees, consultants, agents, attorneys, or any other person affiliated with or representing each Subscriber and such person (each, an “Indemnified Person”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Indemnified Person is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’

fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnified Person as a result of, or arising out of, or relating to any material misrepresentation or breach of any representation or warranty made by the Company in this Agreement, except for actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses directly caused by such Indemnified Person’s gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment.
22.
Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the parties under this Agreement are, in all respects, several and not joint.
23.
Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable.
24.
Remedies Cumulative. Subject to Section 20, all rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.
25.
Survival. Notwithstanding anything in this Agreement to the contrary, the provisions that are required to be performed following the Closing shall survive in accordance with their respective terms, and if no term is specified, then for sixty (60) days following the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof).
26.
Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

5E ADVANCED MATERIALS, INC.

By:	/s/ Paul Weibel
Name:	Paul Weibel
Title:	Chief Executive Officer

BEP SPECIAL SITUATIONS IV LLC
By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	Managing Director and Chief Financial Officer

ASCEND GLOBAL INVESTMENT FUND SPC FOR AND ON BEHALF OF STRATEGIC SP

By:	/s/ Mulyadi Tjandra
Name:	Mulyadi Tjandra
Title:	Director

MERIDIAN INVESTMENTS CORPORATION

By:	/s/ Mulyadi Tjandra
Name:	Mulyadi Tjandra
Title:	Director

[Signature Page to Securities Subscription Agreement]